EXHIBIT 10.20(c)
Second Amendment to Lease
     This Second Amendment to Lease (this “Amendment”) dated April 15, 2005 is executed by and between Syufy Enterprises, L.P., a California limited partnership (“Landlord”) and Century Theatres, Inc., a California corporation (“Tenant”).
Witnesseth:
     Whereas, Landlord and Century Theatres of California, Inc., a California corporation, entered into a lease dated September 30, 1995, as amended by that certain First Amendment to Lease, dated September 1, 2000 between Landlord and Century Theatres, Inc., a Delaware corporation (as amended, the “Lease”), for a motion picture building and related parking (the “Premises”) located at Cinedome Newark, 6000 New Park Mall, Newark, California; capitalized terms used but not defined herein shall have the meanings set forth in the Lease; and
     Whereas, Century Theatres, Inc., a Delaware corporation (“Century Theatres (DE)”), succeeded Century Theatres of California, Inc., as Tenant; and
     Whereas, Century Theatres (DE) assumed all obligations of Century Theatres of California, Inc., as set forth in the Lease; and
     Whereas, Century Theatres, Inc., a California corporation, has succeeded Century Theatres (DE) as Tenant; and
     Whereas, Century Theatres, Inc., a California corporation, has assumed all obligations of Century Theatres (DE), as set forth in the Lease; and
     Whereas, together, Landlord, Syufy Properties, Inc., Syaz Properties, Inc. and Syut Properties, Inc. (collectively, the “Shareholders”) own all of the outstanding shares of capital stock of Tenant (the “Shares”); and
     Whereas, the Shareholders desire to sell the Shares pursuant to a stock purchase agreement; and
     Whereas, the parties wish to terminate this Lease as of one (1) day prior to the effective date of the sale by the Shareholders of the Shares (the “Closing”); and
     Whereas, the parties desire now to amend the Lease as hereinafter provided;
     Now, Therefore, the parties hereto mutually agree that, notwithstanding anything to the contrary therein, the Lease shall be amended as follows:
A. Termination of Lease; Surrender
     The parties hereby agree that the Lease shall terminate and be of no further force or effect (except as set forth herein) as of one (1) day prior to the Closing (the “Termination Date”). Notwithstanding anything to the contrary in the Lease, upon the expiration or earlier termination of the Lease and promptly following Tenant’s receipt of a cost estimate thereof from Landlord,

1	Cinedome Newark — Newark, California

Tenant shall pay to Landlord an amount equal to the cost of demolishing the improvements located on the Premises and removing all surface debris therefrom to Landlord’s reasonable satisfaction, as such cost estimate is determined by Landlord in Landlord’s sole and absolute discretion; provided, however, that Tenant may remove any or all of Tenant’s furniture, fixtures and equipment (the “FF&E”) from the Premises, so long as such removal occurs within forty-five (45) days after the Termination Date and Tenant repairs all extraordinary damage caused by such removal. Except as set forth above, from and after the Termination Date, the parties shall have no further rights under the Lease nor further obligations with respect to the Premises, except for any rights or obligations which expressly survive the termination of the Lease in accordance with the provisions thereof or at law.
B. Miscellaneous
     1. This Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof and all prior agreements, representations, and understandings between the parties, whether oral or written, are deemed null, all of the foregoing having been merged into this Amendment.
     2. This Amendment to Lease is hereby executed and shall be effective as of the date first written above. All other conditions of the Lease shall remain in full force and effect.
     3. This Amendment shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives and successors and assigns.
     4. Each party hereby specifically represents and warrants that its execution of this Amendment has been duly authorized by all necessary corporate or other action, and that this Amendment when fully signed and delivered shall constitute a binding agreement of such party, enforceable in accordance with its terms.
     5. The parties acknowledge that each party and/or its counsel have reviewed and revised this Amendment and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Amendment or any amendments or exhibits to this Amendment or any document executed and delivered by either party in connection with this Amendment.
     6. This Amendment may be executed in counterparts each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.
[Signatures on fallowing page]

2	Cinedome Newark — Newark, California

     In Witness Whereof, Landlord and Tenant have executed this Amendment to be effective as of the date first written above.

Syufy Enterprises, L.P.,	Century Theatres, Inc.
a California limited partnership	a California corporation
“Landlord”	“Tenant”

/s/ Raymond Syufy	/s/ Joseph Syufy

Raymond Syufy,	Joseph Syufy,
Chief Executive Officer	Chief Executive Officer

3	Cinedome Newark — Newark, California